Exhibit 99.1

Barracuda Reports First Quarter Fiscal 2016 Results

•	Total revenue grew 18% year-over-year to $78 million

•	Q1 non-GAAP earnings per share grew 39% to $0.09

•	Total active subscribers exceed 252,000, up 18% year-over-year

CAMPBELL, Calif., July 9, 2015 – Barracuda Networks, Inc. (NYSE: CUDA), a leading provider of cloud-connected security and storage solutions, today announced results for its first quarter of fiscal 2016, which ended May 31, 2015.

Billings & Revenue: For the first quarter of fiscal 2016, gross billings grew to $94.3 million, up from $87.6 million in the first quarter of fiscal 2015. Total revenue increased 18% to $78.0 million, up from $66.2 million in the first quarter of fiscal 2015. Appliance revenue in the first quarter of fiscal 2016 grew to $23.7 million, up from $20.8 million in the first quarter of fiscal 2015, and recurring subscription revenue grew to $54.3 million in the first quarter of fiscal 2016, up from $45.4 million in the first quarter of fiscal 2015, representing 70% of total revenue.

Net Income: GAAP net loss in the first quarter of fiscal 2016 was $3.8 million, or $0.07 loss per share, based on a basic share count of 53.0 million. Non-GAAP net income for the first quarter of fiscal 2016 was $5.1 million, or $0.09 earnings per share, based on a diluted share count of 55.0 million. Non-GAAP net income excludes $6.5 million in stock-based compensation expense, $1.1 million in acquisition and other non-recurring charges, $0.6 million in amortization of intangibles, $0.5 million in other expense, net and $0.2 million in income tax provision of non-GAAP exclusions. The reconciliation between GAAP and non-GAAP information is contained in the tables below.

“We delivered revenue and non-GAAP EPS at the top end of our targeted range,” said BJ Jenkins, president and CEO. “During the quarter, we grew total active subscribers, increased gross margin and maintained a 92.5% dollar-based renewal rate, speaking to the underlying strength of our business model.”

“Total billings grew by 12% year-over-year on a constant currency basis,” said David Faugno, CFO. “In the quarter, non-GAAP operating income grew 40% year-over-year to $7.4 million, or 9.5% of total revenue.”

Recent Company Highlights

•	Expanded Market Share: Listed once again as number one for total integrated PBBA units sold in IDC’s Worldwide Quarterly PBBA Tracker CQ1 2015.

•	Extended Channel Reach: Signed a distribution agreement with Tech Data Corporation to extend the market availability of the company’s full product portfolio in the United States through Tech Data’s Advanced Infrastructure Solutions (AIS) division. This relationship provides authorized Tech Data resellers access to Barracuda’s complete security and storage product suite of appliances, virtual appliances, SaaS and cloud solutions.

•	Increased Public Cloud Momentum: Enhanced networking and application security capabilities to support Microsoft Azure enhancements; and achieved VMware Ready - vCloud Air™ status for Barracuda NG Firewall, Barracuda Message Archiver, Barracuda Spam Firewall and Barracuda Web Application Firewall.

•	Continued Product Innovation: Launched new Barracuda Load Balancer FDC that delivers high 40 Gbps throughput load balancing; updated Barracuda NG Firewall to include SafeSearch, YouTube for Schools, WiFi Policy Enforcement, and Remote Access Management for Mac OS X, Windows and iOS devices; and introduced CudaSign Premium to provide businesses with multiple options to integrate eSignatures into existing business processes such as customer relationship management systems, contract management tools, and productivity tools.

•	Enhanced Mobility Initiatives: Announced product integrations with Aerohive’s HiveOS® devices, including access points, switches and routers, offering customers more granular visibility and security for wireless access; and enhanced Barracuda Mobile Device Manager to support both Android and iOS operating systems.

Conference Call Information

Barracuda will host a conference call and corresponding live webcast at 1:30 p.m. PT today. To access the conference call, dial 1-855-560-2573 for the U.S. or 1-412-542-4159 for international callers. The webcast will be available live on the investor relations section of the company’s website at https://investors.barracuda.com, and via replay beginning approximately two hours after the completion of the call for a period of one year. An audio replay of the call will be available to investors beginning at approximately 5:00 p.m. PT today through July 17, 2015 by dialing 1-877-344-7529 in the U.S. or 1-412-317-0088 for international callers, and entering conference ID 10067135. Additional information can be found in an accompanying supplemental investor slide presentation located at https://investors.barracuda.com.

Forward-Looking Statements

This announcement contains forward-looking statements related to future product performance and potential results from new initiatives that involve risks and uncertainties, including statements regarding the company’s expectations regarding financial performance and the potential impact of our new and updated products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand for the company’s products and services; a highly competitive business environment for network security and storage solutions; the company’s effectiveness in controlling expenses; the effects of significant developments in IT infrastructure deployments, particularly cloud computing; the impact of foreign currency fluctuations; the possibility that the company might experience delays in the development of new technology and products; customer response to its new technology and products; risks related to pending or future litigation and regulatory matters; and a dependency on third parties for certain components of the company’s products. The company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Barracuda provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP net income, non-GAAP operating income, adjusted EBITDA and adjusted free cash flow. In preparing our non-GAAP information, we have excluded certain amounts as set forth in the attached financial tables and footnotes. We believe that excluding these items provides both management and investors with additional insight into our current operations and the trends affecting the company. In particular, management finds it useful to exclude these items in order to more readily correlate the company’s operating activities with the company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Condensed Consolidated Statement of Operations for the periods presented in this release, which exclude certain amounts as set forth in the attached financial tables and footnotes for these periods. These measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the company’s ongoing performance as a business. Barracuda uses both GAAP and non-GAAP measures to evaluate and manage its operations.

About Barracuda Networks Inc. (NYSE: CUDA)

Barracuda provides cloud-connected security and storage solutions that simplify IT. These powerful, easy-to-use and affordable solutions are trusted by more than 150,000 organizations worldwide and are delivered in appliance, virtual appliance, and cloud and hybrid deployments. Barracuda’s customer-centric business model focuses on delivering high-value, subscription-based IT solutions that provide end-to-end network and data security. For additional information, please visit http://www.barracuda.com.

Barracuda Networks, Barracuda and the Barracuda Networks logo are registered trademarks or trademarks of Barracuda Networks, Inc. in the US and other countries.

Contacts:

Investor Relations: Adam Carson; +1-408-342-5480; ir@barracuda.com Corporate Communications: Mary Catherine Petermann; +1 404-307-6290; mc@barracuda.com

###

Barracuda Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	May 31, 2015	February 28, 2015
Assets
Current assets:
Cash and cash equivalents	$156,062	$151,373
Marketable securities	44,768	40,754
Accounts receivable, net of allowance for doubtful accounts	43,154	40,725
Inventories, net	4,717	4,454
Deferred costs	31,146	30,221
Deferred income taxes	97	479
Other current assets	11,752	12,260

Total current assets	291,696	280,266
Property and equipment, net	27,911	27,839
Deferred costs, non-current	28,109	27,715
Deferred income taxes, non-current	423	443
Other non-current assets	4,059	4,123
Intangible assets, net	8,627	9,217
Goodwill	39,598	39,742

Total assets	$400,423	$389,345

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$13,129	$16,356
Accrued payroll and related benefits	11,210	11,656
Other accrued liabilities	11,640	12,465
Deferred revenue	218,131	209,904
Deferred income taxes	420	563
Note payable	255	252

Total current liabilities	254,785	251,196
Long-term liabilities:
Deferred revenue, non-current	163,011	163,253
Deferred income taxes, non-current	2,146	2,396
Note payable, non-current	4,317	4,383
Other long-term liabilities	7,504	7,201
Stockholders’ deficit:
Common stock	53	53
Additional paid-in capital	325,810	316,035
Accumulated other comprehensive loss	(2,432)	(4,233)
Accumulated deficit	(354,771)	(350,939)

Total stockholders’ deficit	(31,340)	(39,084)

Total liabilities and stockholders’ deficit	$400,423	$389,345

Barracuda Networks, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share information)

(Unaudited)

	Three months ended May 31,
	2015	2014
Revenue:
Appliance	$23,682	$20,836
Subscription	54,292	45,373

Total revenue	77,974	66,209
Cost of revenue	15,966	14,406

Gross profit	62,008	51,803
Operating expenses:
Research and development	18,000	12,952
Sales and marketing	34,132	29,479
General and administrative	10,698	8,564

Total operating expenses	62,830	50,995

Income (loss) from operations	(822)	808
Other expense, net	(568)	(57)

Income (loss) before income taxes	(1,390)	751
Provision for income taxes	(2,442)	(600)

Net income (loss)	$(3,832)	$151

Net income (loss) per share:
Basic	$(0.07)	$—

Diluted	$(0.07)	$—

Weighted-average shares used to compute net income (loss) per share:
Basic	52,996	51,156

Diluted	52,996	53,605

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands)

(Unaudited)

	Three months ended May 31,
	2015	2014
GAAP cost of revenue	$15,966	$14,406
Amortization of intangible assets (1)	404	673
Depreciation expense (2)	1,032	672
Stock-based compensation expense (3)	211	52

Non-GAAP cost of revenue	$14,319	$13,009

GAAP sales and marketing expense	$34,132	$29,479
Amortization of intangible assets (1)	174	303
Depreciation expense (2)	26	39
Stock-based compensation expense (3)	1,550	582
Acquisition and other non-recurring charges (4)	(325)	—

Non-GAAP sales and marketing expense	$32,707	$28,555

GAAP research and development expense	$18,000	$12,952
Depreciation expense (2)	169	151
Stock-based compensation expense (3)	1,835	748
Acquisition and other non-recurring charges (4)	1,105	372

Non-GAAP research and development expense	$14,891	$11,681

GAAP general and administrative expense	$10,698	$8,564
Depreciation expense (2)	369	249
Stock-based compensation expense (3)	2,948	1,700
Acquisition and other non-recurring charges (4)	293	17

Non-GAAP general and administrative expense	$7,088	$6,598

GAAP total expense	$78,796	$65,401
Amortization of intangible assets (1)	578	976
Depreciation expense (2)	1,596	1,111
Stock-based compensation expense (3)	6,544	3,082
Acquisition and other non-recurring charges (4)	1,073	389

Non-GAAP total expense	$69,005	$59,843

Depreciation expense (2)	1,596	1,111

Non-GAAP total expense including depreciation	$70,601	$60,954

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

	Three months ended May 31,
	2015	2014
GAAP operating income (loss)	$(822)	$808
Amortization of intangible assets (1)	578	976
Stock-based compensation expense (3)	6,544	3,082
Acquisition and other non-recurring charges (4)	1,073	389

Non-GAAP operating income	$7,373	$5,255

GAAP net income (loss)	$(3,832)	$151
Amortization of intangible assets (1)	578	976
Stock-based compensation expense (3)	6,544	3,082
Acquisition and other non-recurring charges (4)	1,073	389
Income tax effect of non-GAAP exclusions (5)	240	(943)
Other expense (income) adjustments (6)	534	(53)

Non-GAAP net income	$5,137	$3,602

Non-GAAP diluted earnings per share (7)	$0.09	$0.07

Weighted-average shares used to compute diluted earnings per share	55,034	53,605

Barracuda Networks, Inc.

Reconciliation of Selected GAAP to Non-GAAP Financial Measures

(in thousands, except per share information)

(Unaudited)

(1)	Amortization of Intangible Assets. We provide non-GAAP information which excludes expenses for the amortization of intangible assets, as well as certain losses from disposal of such assets, that primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.

(2)	Depreciation Expense. We provide non-GAAP information which excludes depreciation expense related to the amortization of property and equipment, as well as certain losses from disposal of such assets. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.

(3)	Stock-Based Compensation Expense. We provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

(4)	Acquisition and Other Non-Recurring Charges. We exclude certain expense items resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these charges allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The charges include: (i) costs associated with an internal investigation of export control compliance and (ii) legal, valuation consulting and other expenses incurred in connection with acquisitions, the fair value remeasurements of contingent considerations, the payments made under the terms of certain acquisition agreements and other non-recurring expenses.

(5)	Income Tax Effect of Non-GAAP Exclusions. We believe providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures provide our management and users of the financial statements with better clarity regarding the ongoing performance and future liquidity of our business. Excluded items include, but are not limited to: (i) amortization expense of intangible assets, (ii) stock-based compensation expense, (iii) acquisition and other non-recurring charges, and (iv) quarterly changes to the valuation allowance previously established.

(6)	Other Expense (Income) Adjustments. We provide non-GAAP information that excludes the effect of certain other income and losses. These adjustments most significantly consist of foreign currency remeasurement gains and losses. For all non-functional currency account balances, the remeasurement of such balances to the functional currency will result in either a foreign exchange gain or a loss which is recorded in other expense, net. We believe that eliminating these items from our non-GAAP measures is useful to investors, because foreign currency remeasurement adjustments can be inconsistent in amount and can vary from period to period.

(7)	Non-GAAP Diluted Earnings Per Share. We provide non-GAAP diluted earnings per share. The non-GAAP diluted earnings per share amount is calculated based on our non-GAAP net income divided by the weighted-average diluted shares outstanding for the period.

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended May 31,
	2015	2014
GAAP net income (loss)	$(3,832)	$151
Deferred revenue, end of period	381,003	328,488
Less: Deferred revenue, beginning of period	(372,862)	(313,157)
Less: Deferred costs, end of period	(59,255)	(52,549)
Deferred costs, beginning of period	57,936	50,279
Other expense, net	568	57
Provision for income taxes	2,442	600
Acquisition and other non-recurring charges	1,073	389
Stock-based compensation expense	6,544	3,082
Amortization of intangible assets	578	976
Depreciation expense	1,596	1,111

Adjusted EBITDA (1)	$15,791	$19,427

Barracuda Networks, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(Unaudited)

(1)	Adjusted EBITDA. We define adjusted EBITDA as net income (loss) plus increases in deferred revenue and increases in the associated deferred costs, plus non-cash and non-operating charges which include: (i) other expense, net, (ii) provision for income taxes, (iii) acquisition and other non-recurring charges, (iv) stock-based compensation expense, (v) amortization of intangible assets, including certain losses on disposal of intangible assets, and (vi) depreciation expense, including certain losses on disposal of fixed assets. The deferred revenue balances as of May 31, 2015 and February 28, 2015 exclude the remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited. We believe adjusted EBITDA provides an indication of profitability from our operations, and provides a consistent measure of our performance from period to period.

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

	Three months ended May 31,
	2015	2014
GAAP cash flows from operating activities	$6,302	$5,407
Purchase of property and equipment	(1,876)	(1,589)
Acquisition and other non-recurring charges (1)	886	385

Adjusted free cash flow (2)	$5,312	$4,203

Barracuda Networks, Inc.

Reconciliation of GAAP Cash Flows from Operating Activities to Adjusted Free Cash Flow

(in thousands)

(Unaudited)

(1)	Acquisition and Other Non-Recurring Charges. We exclude the cash flow impact resulting from acquisitions and other non-recurring charges, which we do not expect to recur in our continuing operating results. We believe that adjusting for these cash outflows allows us to better compare results from period to period in order to assess the ongoing operating results of our business. The cash flows include: (i) payments associated with an internal investigation of export control compliance and (ii) payments related to legal, valuation consulting and other expenses incurred in connection with acquisitions, as well as the payments under the terms of certain acquisition agreements and other non-recurring expenses.

(2)	Adjusted Free Cash Flow. We define adjusted free cash flow as cash flows from operating activities less the purchases of property and equipment plus the cash flow effect of acquisition and other non-recurring charges. We believe that adjusting free cash flow to exclude these charges allows us to better compare results from period to period in order to assess the ongoing free cash flow of our business. We believe adjusted free cash flow is an important liquidity measure that reflects the cash generated by the business after the purchase of property and equipment that can then be used for, among other things, strategic acquisitions, investments in the business and funding ongoing operations.

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

	Three months ended May 31,
	2015	2014
GAAP Revenue	$77,974	$66,209
Total deferred revenue, end of period	381,003	328,488
Less: total deferred revenue, beginning of period	(372,862)	(313,157)
Deferred revenue adjustments	8,159	6,060

Total change in deferred revenue and adjustments	16,300	21,391

Gross billings (1)(2)	$94,274	$87,600

Barracuda Networks, Inc.

Reconciliation of GAAP Revenue to Gross Billings

(in thousands)

(Unaudited)

(1)	Gross Billings. We define gross billings as total revenue plus the change in deferred revenue and other adjustments, which primarily consist of returns and reserves with respect to the 30-day right of return we provide to customers, as well as rebates for certain channel partner activities. The deferred revenue balances as of May 31, 2015 and February 28, 2015 exclude the remaining acquisition date deferred revenue amounts assumed in connection with our acquisition of C2C Systems Limited. We believe that gross billings provide insight into the sales of our solutions and performance of our business.

(2)	In order to determine how our business performed exclusive of the effect of foreign currency fluctuations, we compare the percentage change in our gross billings from one period to another using a constant currency. To present this gross billings information, the current and comparative prior period results for entities that operate in other than U.S. dollars are converted into U.S. dollars at constant exchange rates. For example, the rates in effect at May 31, 2014, which was the last day of our prior fiscal year’s comparable quarter, were used to convert current and comparable prior period gross billings rather than the actual exchange rates in effect during the respective period.

Barracuda Networks, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended May 31,
	2015	2014
Operating activities
Net income (loss)	$(3,832)	$151
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	2,174	2,087
Stock-based compensation expense	6,544	3,082
Excess tax benefits from equity compensation plans	(2,144)	(1,772)
Deferred income taxes	145	(3,254)
Other	337	12
Changes in operating assets and liabilities:
Accounts receivable, net	(2,339)	(5,094)
Inventories, net	(263)	730
Income taxes, net	2,289	1,024
Deferred costs	(1,379)	(2,282)
Other assets	283	(30)
Accounts payable	(3,113)	(4,579)
Accrued payroll and related benefits	(61)	23
Other liabilities	(352)	(31)
Deferred revenue	8,013	15,340

Net cash provided by operating activities	6,302	5,407
Investing activities
Proceeds from the sale of marketable securities	3,203	—
Proceeds from the maturity of marketable securities	3,026	—
Purchase of marketable securities	(8,493)	—
Purchase of property and equipment	(1,876)	(1,589)
Purchase of investments in non-marketable equity and debt securities	—	(600)

Net cash used in investing activities	(4,140)	(2,189)
Financing activities
Proceeds from issuance of common stock	3,248	2,340
Taxes paid related to net share settlement of equity awards	(2,176)	(1,125)
Employee loans extended, net of repayment	(276)	(463)
Excess tax benefits from equity compensation plans	2,144	1,772
Repayment of note payable	(63)	(60)
Other	(156)	—

Net cash provided by financing activities	2,721	2,464
Effect of exchange rate changes on cash and cash equivalents	(194)	(3)

Net increase in cash and cash equivalents	4,689	5,679
Cash and cash equivalents at beginning of period	151,373	135,879

Cash and cash equivalents at end of period	$156,062	$141,558